As filed with the Securities and Exchange Commission on January 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	2650	16-1229730
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Canal View Boulevard, Suite 104

Rochester, New York 14623

+1-585-325-3610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank D. Heuszel

Chief Executive Officer and

Interim Chief Financial Officer

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 104

Rochester, New York 14623

+1-585-325-3610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio Barrett S. DiPaolo Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, NY 10036 Telephone: +1-212-930-9700	Mitchell S. Nussbaum Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: +1-212-407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-249857

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Common Stock, par value $0.02 per share	$4,600,000	$501.86

(1)	Represents only the additional number of shares being registered and includes an additional $600,000 aggregate offering price of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-249857).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	The registrant previously registered shares of its common stock with an aggregate offering price not to exceed $23,000,000 on a Registration Statement on Form S-1 (File No. 333-249857), which was declared effective by the Securities and Exchange Commission on January 19, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $4,600,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate offering price of common stock offered by Document Security Systems, Inc. (the “Registrant”) by $4,600,000, $600,000 of which is subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-249857) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 19, 2021. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, New York, on January 19, 2021.

Document Security Systems, Inc.

By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Financial Officer

By:	/s/ Todd D. Macko
Todd D. Macko
Interim Chief Financial Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form S-1 below.

Signature	Title	Date

/s/ Frank D. Heuszel	Chief Executive Officer	January 19, 2021
Frank D. Heuszel	Principal Executive Officer and Director

/s/ Todd D. Macko	Interim Chief Financial Officer,	January 19, 2021
Todd D. Macko	Principal Financial and Accounting Officer

*	Chairman of Board of Document Security Systems, Inc.,	January 19, 2021
Heng Fai Ambrose Chan	Director and CEO of DSS International Inc.

*	Director	January 19, 2021
José Escudero

*	Director	January 19, 2021
Sassuan Lee

*	Director	January 19, 2021
John Thatch

*	Director	January 19, 2021
Wah Wai Lowell Lo

*	Director	January 19, 2021
Tung Moe Chan

*	Director	January 19, 2021
Wai Leung William Wu

*By:	/s/ Frank D. Heuszel
Frank D. Heuszel Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference LLP.

23.1	Consent of Freed Maxick CPAs, P.C.

23.2	Consent of Turner, Stone & Company, L.L.P.

23.3	Consent of Sichenzia Ross Ference LLP. (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the registration statement on Form S-1 (Registration No. 333-249857), which was originally filed with the Securities and Exchange Commission on November 4, 2020).